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                                   EXHIBIT 21

                       QUIXOTE CORPORATION & SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY
                               as of June 30, 1999

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
                                                          Jurisdiction
                                                           Under Which
QUIXOTE CORPORATION (PARENT)                                Organized
----------------------------                              -------------
Energy Absorption Systems, Inc.                           Delaware
 E-Tech Testing Services, Inc.                            Delaware
 Safe-Hit Corporation                                     Nevada
 Spin-Cast Plastics, Inc.                                 Indiana

LaserVideo Acquisition Corporation                        Delaware

Quixote Foreign Sales Corporation                         U.S. Virgin Islands

Quixote Laser Corporation                                 Delaware

Quixote Laser, LLC                                        Delaware

Quixote Limited                                           United Kingdom

Quixote Research Corporation                              Delaware

TranSafe Corporation                                      Delaware
 Highway Information Systems, Inc.                        Delaware
 Nu-Metrics, Inc.                                         Delaware
 Roadway Safety Service, Inc.                             Delaware

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All of the subsidiaries listed above are wholly-owned by Quixote except as follows:

Energy Absorption Systems, Inc. is the sole shareholder of E-Tech Testing Services, Inc., Safe-Hit Corporation and Spin-Cast Plastics, Inc.

TranSafe Corporation is the sole shareholder of Highway Information Systems, Inc., Nu-Metrics, Inc. and Roadway Safety Service, Inc.

The Company owns all of the preferred stock of LaserVideo Acquisition Corporation (LVAC) and shares voting power with respect to the outstanding common stock. The preferred stock has voting rights and represents 50% of the voting stock of LVAC.